                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of
                         the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting  Material  Pursuant  to  Rule 14a-11(c)  or Rule 14a-12

                           Wallace Computer Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
    (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
    (3) Filing Party:
        ------------------------------------------------------------------------
    (4) Date Filed:
       ------------------------------------------------------------------------

                                     [LOGO]

                                                              September 27, 1995

Dear Wallace Shareholder:

    The Board of Directors has set December 8 as the date for the 1995 annual meeting of shareholders and soon you will receive our proxy materials.

    As you know, Moore Corporation Limited has extended its unsolicited hostile offer to November 8, claiming that its $56 per share offer is "full, fair, compelling and reflects Wallace's current performance and future potential."

NOTHING COULD BE FURTHER FROM THE TRUTH.

    - Moore is pointing to a premium over share prices that are SIX MONTHS OLD and reflect NONE of Wallace's subsequent performance and increased value.

    - Since the beginning of the fiscal year, Wallace shares produced a 43 percent total return for shareholders through July 28, immediately prior to Moore's hostile offer.

    - Securities analysts project that Wallace will increase earnings 25 percent in fiscal 1996.

    - On September 7, Wallace raised its annual dividend 16.2 percent to 86 cents per share -- the 24th consecutive year in which the annual dividend has been increased.

    - Wallace has a growth strategy based on customer service, technological leadership and product innovation that is WORKING.

    - Wallace has bright growth prospects, as demonstrated by its outstanding financial results for fiscal 1995 and analysts' rising projections for fiscal 1996.

DO NOT TENDER YOUR SHARES!

    In extending its hostile offer, Moore reported that only 336,488 shares,  or
1.6 percent of the total outstanding shares have been tendered, demonstrating that its offer is unacceptable to virtually all Wallace shareholders. We continue to urge all Wallace stockholders not to tender to Moore's offer. IF YOU HAVE TENDERED, WE STRONGLY URGE THAT YOU WITHDRAW YOUR SHARES NOW.

MOORE, BRAUN VIOLATING SEC RULES.

    Moore has sent you a letter in which it engaged in name calling and misinformation. For example, changes to our employee benefits plans that Moore complained about were made by the Board to keep certain employees in place to run the business in the face of Moore's hostile offer.

    Also in that letter, Reto Braun, Moore's chairman and CEO, said that Wallace stock would "plummet toward the low 40's" if Moore withdrew its hostile tender offer. This week, we filed charges in federal court against Moore Corporation and Mr. Braun for violating SEC regulations concerning false and misleading statements. We believe that his prediction of Wallace's future stock value has no basis in fact; is false, misleading and coercive of Wallace shareholders; and violates SEC Rule 14a-9.

    The Board of Directors recognizes its fiduciary responsibilities and has and will continue to act in the best interest of shareholders. Our goal is to get past the distraction that the unsolicited hostile offer from Moore has created and take full advantage of our substantial investment in product and market development. This strategy will continue to produce exceptional value for shareholders.

    Our proxy materials will give you additional factual information on which to base your decision. We will also reaffirm why the Moore offer is inadequate and not in the best interest of shareholders. Again, your Board of Directors recommends that you DO NOT TENDER YOUR SHARES.

    Thank you for your continued support.

Sincerely,

/s/ Ted Dimitriou                       /s/ Bob Cronin
Ted Dimitriou                           Bob Cronin
CHAIRMAN OF THE BOARD                   PRESIDENT AND CEO

                        SHAREHOLDERS WHO HAVE TENDERED:
              IF YOU HAVE TENDERED SHARES TO MOORE, YOU HAVE EVERY
                         RIGHT TO WITHDRAW YOUR TENDER
               IF YOU HAVE TENDERED YOUR SHARES THROUGH A BANK OR
                 BROKER YOU MAY INSTRUCT YOUR BANK OR BROKER TO
                              WITHDRAW YOUR SHARES
                      IF YOU NEED ASSISTANCE, PLEASE CALL
                               MORROW & CO., INC.
                           TOLL FREE: 1-800-662-5200

    The participants in this solicitation include Wallace Computer Services, Inc. (the "Company") and the following directors of the Company: Theodore Dimitriou, Robert J. Cronin, Richard F. Doyle, Fred F. Canning, R. Darrell Ewers, William N. Lane III, William E. Olsen and Neele E. Stearns, Jr. Employee participants may include Bruce D'Angelo, Michael O. Duffield, Michael R. Finger, Michael J. Halloran, Donald J. Hoffmann, Michael T. Leatherman, Michael M. Mulcahy, Michael T. Quane, Wayne E. Richter, Bradley P. Samson and Teresa A. Sorrentino. All of the above persons are deemed to own beneficially less than 2% of the outstanding shares of Common Stock of the Company in the aggregate. For a description of interests of certain of the foregoing individuals in the solicitation, please see the Company's Solicitation/Recommendation Statement on
Schedule 14D-9, which was publicly filed with the Securities and Exchange Commission and previously mailed to all of the Company's stockholders, the amendments thereto, and the Company's Proxy Statement dated October 7, 1994 for the Company's 1994 Annual Meeting of Stockholders.

                                     [LOGO]
                                     WALLACE
                             COMPUTER SERVICES, INC.

                                  NEWS RELEASE


For Immediate Release

Contact:  Brad Samson, Wallace
          708/449-8600

          Jeff Zilka or Roy Wiley, Hill and Knowlton
          312/255-1200

            WALLACE SENDS NEW LETTER TO SHAREHOLDERS

     Hillside, Ill., September 27 -- Wallace Computer Services, Inc. (NYSE:WCS) today released the following text of a letter being sent to shareholders by Bob Cronin, president and chief executive officer, and Ted Dimitriou, chairman of the board:

Dear Wallace Shareholder:

     The Board of Directors has set December 8 as the date for the 1995 annual meeting of shareholders and soon you will receive our proxy materials.

     As you know, Moore Corporation Limited has extended its unsolicited hostile offer to November 8, claiming that its $56 per share offer is "full, fair, compelling and reflects Wallace's current performance and future potential."

NOTHING COULD BE FURTHER FROM THE TRUTH.

- Moore is pointing to a premium over share prices that are SIX MONTHS OLD and reflect NONE of Wallace's subsequent performance and increased value.

- Since the beginning of the fiscal year, Wallace shares produced a 43 percent total return for shareholders through July 28, immediately prior to Moore's hostile offer.

- Securities analysts project that Wallace will increase earnings 25 percent in fiscal 1996.

- On September 7, Wallace raised its annual dividend 16.2 percent to 86 cents per share -- the 24th consecutive year in which the annual dividend has been increased.

- Wallace has a growth strategy based on customer service, technological leadership and product innovation that is working.

- Wallace has bright growth prospects, as demonstrated by its outstanding financial results for fiscal 1995 and analysts' rising projections for fiscal 1996.

DO NOT TENDER YOUR SHARES!

     In extending its hostile offer, Moore reported that only 336,488 shares, or
1.6 percent of the total outstanding shares have been tendered, demonstrating that its offer is unacceptable to virtually all Wallace shareholders. We continue to urge all Wallace stockholders not to tender to Moore's offer. If you have tendered, we strongly urge that you withdraw your shares now.

MOORE, BRAUN VIOLATING SEC RULES

     Moore has sent you a letter in which it engaged in name calling and misinformation. For example, changes to our employee benefits plans that Moore complained about were made by the Board to keep certain employees in place to run the business in the face of Moore's hostile offer.

     Also in that letter, Reto Braun, Moore chairman and CEO, said that Wallace stock would "plummet toward the low 40s" if Moore withdrew its hostile tender offer. This week, we filed charges in federal court against Moore Corporation and Mr. Braun for violating SEC regulations concerning false and misleading statements. We believe that his prediction of Wallace's future stock value has no basis in fact; is false, misleading and coercive of Wallace shareholders; and violates SEC Rule 14a-9.

     The Board of Directors recognizes its fiduciary responsibilities and has and will continue to act in the best interest of shareholders. Our goal is to get past the distraction that the unsolicited hostile offer from Moore has created and take full advantage of our substantial investment in product and market development. This strategy will continue to produce exceptional value for shareholders.

     Our proxy materials will give you additional factual information on which to base your decision. We will also reaffirm why the Moore offer is inadequate and not in the best interest of shareholders. Again, your Board of Directors recommends that you do not tender your shares.

     Thank you for your continued support.
Sincerely,

Ted Dimitriou                                          Bob Cronin
Chairman of the Board                                  President and CEO

     Wallace is one of the nation's largest manufacturers and distributors of information management products, services and solutions. Founded in Chicago in 1908, Wallace is headquartered in Hillside, Illinois with manufacturing, distribution and sales facilities throughout the United States.

                                     --30--

The participants in this solicitation include Wallace Computer Services, Inc. (the "Company") and the following directors of the Company: Theodore Dimitriou, Robert J. Cronin, Richard F. Doyle, Fred F. Canning, R. Darrell Ewers, William
N. Lane III, William E. Olsen and Neele E. Stearns, Jr. Employee participants may include Bruce D'Angelo, Michael O. Duffield, Michael R. Finger, Michael J. Hallolran, Donald J. Hoffmann, Michael T. Leatherman, Michael M. Mulcahy, Michael T. Quane, Wayne E. Richter, Bradley P. Samson and Teresa A. Sorrentino. All of the above persons are deemed to own beneficially less than 2% of the outstanding shares of Common Stock of the Company in the aggregate. For a description of interests of certain of the foregoing individuals in the solicitation, please see the Company's Solicitation/Recommendation Statement on
Schedule 14D-9, which was publicly filed with the Securities and Exchange Commission and previously mailed to all of the Company's stockholders, the amendments thereto, and the Company's Proxy Statement dated October 7, 1994 for the Company's 1994 Annual Meeting of Stockholders.